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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported)  November 7, 1996
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                                 MAXCO, Inc.
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            (exact name of registrant as specified in its charter)

       MICHIGAN                    0-2762                  38-1792842
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(State or other jurisdiction      (Commission              (IRS Employer
   of incorporation)              File Number)             Identification No.)

                 1118 CENTENNIAL WAY, LANSING, MICHIGAN 48917
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                (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code   (517) 321-3130
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MAXCO, INC.
FORM 8-K


Item 2.  Acquisition or Disposition of Assets

Maxco completed an agreement and announced on November 7, 1996, that effective October 31, 1996, Maxco sold the business and substantially all the assets (consisting principally of accounts receivable, inventory and fixed assets) of Maxco's wholly owned subsidiary, Wright Plastic Products, Inc., including substantially all the assets of Wright's subsidiary, Pacer Tool and Mold, Inc. to Plastic Acquisition Co. LLC, a privately held company who will continue to operate as Wright Plastic Products. The assets of approximately $10 million were purchased for cash, assumption of certain liabilities and a note. Part of the proceeds from this transaction were used to retire approximately $2.5 million of long-term debt. Agreement on the sale price was reached based on an arms length negotiation. The assets were sold at approximately book value.

The disposition was reflected in Maxco's financial statements filed with Form 10-Q for the quarter ended September 30, 1996.


Item 7.  Financial Statements and Exhibits

Exhibit
Number
-------

 10.9 Asset purchase agreement for the sale of Wright Plastic Products, Inc. is hereby incorporated by reference from the registrants Form 10-Q for the quarter ended September 30, 1996.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MAXCO, INC.
                               (Registrant)

DATE:  November 15, 1996       By: /S/VINCENT SHUNSKY
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                                   Vincent Shunsky,
                                   Vice President-Finance and Treasurer
                                   (Principal Financial and Accounting Officer)